                             DISTRIBUTION AGREEMENT

   THIS  AGREEMENT,  made this _____ day of  December,  1993,  between  SECURITY
BENEFIT LIFE INSURANCE COMPANY, a Kansas corporation, (hereinafter the "Company") and SECURITY DISTRIBUTORS, INC., a Kansas corporation, (hereinafter the "Distributor"),

   WITNESSETH:

   WHEREAS, the Company is engaged in business as a mutual life insurance company;

   WHEREAS, the Company, on its behalf and on behalf of Security Varilife Separate Account (hereinafter the "Separate Account"), a segregated asset account of the Company, entered into a Purchase Agreement with SBL Fund (hereinafter the "Fund"), pursuant to which the Fund will serve as an investment vehicle for the variable life insurance policies issued from the Separate Account;

   WHEREAS, the Distributor is a broker-dealer registered with the Securities and Exchange Commission (hereinafter the "SEC") under the Securities Exchange Act of 1934, as amended, and a member of the National Association of Securities Dealers, Inc.,

   WHEREAS, the Company desires to retain the Distributor to solicit for sale, and accept applications for variable life insurance policies issued by the Separate Account (hereinafter the "Variable Policies") for submission to the Company, provided there is an effective registration statement relating to said Variable Policies, and to deliver the Variable Policies after sales;

   WHEREAS, the Distributor is willing to act as principal underwriter for the Company to offer for sale, sell and deliver after sale, the Variable Policies;

   NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

   ARTICLE 1. EMPLOYMENT OF DISTRIBUTOR. The Company hereby employs the Distributor to act as principal underwriter for the Variable Policies and hereby agrees that during the term of this Distribution Agreement (hereinafter the "Agreement"), or until any termination thereof, the Distributor shall have the exclusive right to offer for sale and to distribute any and all Variable Policies offered by the Company. The Distributor hereby accepts such employment and agrees to act as the distributor of the Variable Policies offered or to be offered by the Company during the period this Agreement is in effect and agrees during such period to offer for sale such Variable Policies as long as such Variable Policies remain available for sale, and an effective registration statement is on file with the SEC, unless the Distributor is unable legally to make such offer for sale as the result of any law or governmental regulation.

   ARTICLE 2. COMPENSATION. Commissions in the amounts set forth on Schedule A of this Agreement for the sale of Variable Policies, shall be payable monthly, except that in the event that a Variable Policy is returned to the Company within the "free look" period, the Distributor agrees to promptly repay the full amount of such commissions to the Company.

   ARTICLE 3.  ALLOCATION  OF  EXPENSES  AND  CHARGES.  During  the period  this
Agreement  is in  effect,  the  Company  shall  pay all costs  and  expenses  in connection with registration of the Separate Account under the Investment Company Act of 1940 (hereinafter the "1940 Act") and the registration of interests in the Variable Policies under the Securities Act of 1933 (hereinafter the "1933 Act"), including all expenses in connection with the preparation and printing of any registration statements and prospectuses necessary for registration thereunder but excluding any additional costs and expenses incurred in furnishing the Distributor with prospectuses. The Company shall also pay all costs, expenses and fees incurred in connection with the qualification of the Variable Policies under the applicable insurance and Blue Sky laws of the states in which the Variable Policies are offered.

   During the period this Agreement is in effect, the Distributor will pay or reimburse the Company for:

   (a) All costs and expenses of printing and mailing prospectuses (other than for existing policyholders) and confirmations (except for reinvest dividends), and all costs and expenses of preparing, printing and mailing advertising material, sales literature, circulars, applications, and other materials used or to be used in connection with the offering for sale and the sale of Variable Policies; and

   (b) All clerical and administrative costs in processing the applications for and in connection with the sale of Variable Policies.

   The Distributor agrees to submit to the Company for its prior approval all advertising material, sales literature, circulars and any other material which the Distributor proposes to use in connection with the offering for sale of Variable Policies.

   ARTICLE 4. AGREEMENTS SUBJECT TO APPLICABLE LAW AND REGULATIONS. The parties hereto agree that all provisions of this Agreement will be performed in strict accordance with the requirements of the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934, and the rules and regulations of the SEC under said statutes; and in strict accordance with all applicable state Blue Sky and insurance laws and the rules and regulations thereunder; and in strict accordance with the provisions of the Articles of Incorporation and Bylaws of the Company.

   ARTICLE 5. DURATION AND TERMINATION OF AGREEMENT. This Agreement shall become effective on the date that the Variable Policies prospectuses, reflecting the underwriting arrangements provided by this Agreement, shall become effective under the 1933 Act, and shall continue in force unless terminated as provided herein. This Agreement may be terminated as follows:

   (a) at the option the Company upon 60 days' written notice to the Distributor;

   (b) at the option of the Distributor upon 60 day's written notice to the Company; and

   (c) upon the mutual agreement by both parties to this Agreement.

   Furthermore, this Agreement shall terminate automatically in the event of its assignment. As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

   ARTICLE 6. ASSIGNABILITY. This Agreement shall be nonassignable by the parties hereto, except that a party may assign its rights to any subsidiary of or any company under common control with the party, provided that the assignee is duly licensed and otherwise competent to perform all functions required of the party under this Agreement.

   ARTICLE 7. MODIFICATION OF AGREEMENT. This Agreement may not be modified in any way except by written agreement signed by the Company and the Distributor.

   ARTICLE 8. HEADINGS. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   ARTICLE 9. SEVERABILITY. If any provision or provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

   ARTICLE 10. NOTICE. Any notice required or permitted to be given hereunder to either of the parties hereto shall be deemed to have been given if mailed by certified or registered mail in a postage prepaid envelope addressed to the respective party as follows, unless any such party has notified the other party hereto that notices hereafter intended for such party shall be mailed to some other address, in which event notices thereafter shall be addressed to such party at the address designated in such request:

         Security Benefit Life Insurance Company
         700 SW Harrison Street
         Topeka, KS 66636

         Security Distributors, Inc.
         700 SW Harrison Street
         Topeka, KS 66636

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective corporate officers thereto duly authorized on the day, month and year first above written.

                                         SECURITY BENEFIT LIFE INSURANCE COMPANY

                                         By:
                                             ---------------------------------
                                             Howard R. Fricke
                                             President and CEO
Attest:
        -------------------------
        Roger K. Viola
        Secretary
                                        SECURITY DISTRIBUTORS, INC.

                                        By:
                                            ------------------------------------
                                            Howard R. Fricke
                                            President and CEO
Attest:
        -------------------------
        Amy J. Lee
        Secretary